                                                                     EXHIBIT 4.3

                 THE SECURITY REPRESENTED BY THIS CERTIFICATE
                 HAS NOT BEEN REGISTERED UNDER THE SECURITIES
               ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES
                LAWS, AND MAY NOT BE OFFERED OR SOLD UNLESS SO
                REGISTERED OR UNLESS THE COMPANY IS FURNISHED
                     WITH AN OPINION OF COUNSEL THAT SUCH
                  REGISTRATION IS NOT REQUIRED, AND THAT AN
                      EXEMPTION THEREFROM IS AVAILABLE.

                         COMMON STOCK PURCHASE WARRANT
                         -----------------------------



Date of Issuance:  December 11, 1995
                                                             Certificate No. A-1


     For value received in connection with the Senior Subordinated Loan Agreement dated as of December 11, 1995 (the "Loan Agreement") by and between DIVERSIFIED SPECIALISTS, INC., a Texas corporation (the "Company"), and HIBERNIA CORPORATION, a Louisiana corporation ("Hibernia"), the Company hereby grants to Hibernia or its registered assigns (the "Registered Holder") the right to purchase from the Company an aggregate of 388,888 shares of Common Stock of the Company at a price per share of $2.00 (the "Initial Exercise Price"). Certain capitalized terms used herein are defined in Section 3 hereof. The amount and kind of securities purchasable pursuant to the rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

     This Warrant is subject to the following provisions:

     Section 1.  Exercise of Warrant.
                 -------------------

     1A.  Exercise Period; Expiration; Redemption.  (1)  The Registered Holder
          ---------------------------------------
may exercise, in whole or in part, the purchase rights represented by this Warrant at any time and from time to time after the Date of Issuance until 5:00 p.m., New Orleans time, until the tenth anniversary of the date hereof.

     (2) Notwithstanding the foregoing, this Warrant if not sooner exercised in full, will expire simultaneously with the reacquisition by Tommy Moss ("Moss") of indefeasible ownership of at least 85% of the outstanding common stock of the Company ("Moss Reacquisition") following a default by the Company in the indebtedness of the Company to Tommy Moss in the original principal amount of $21,400,000 ("Moss Loan").

     (3) In the event that this Warrant is exercised in whole or in part and thereafter a Moss Reacquisition occurs, then for a period of thirty days after the Moss reacquisition, the Company shall have the right to redeem the Common Stock acquired pursuant to the exercise of this Warrant upon payment to the Registered Holder of an amount equal to the Exercise Price for the Common Stock so acquired. The provisions of this subsection (3) shall terminate upon the repayment in full of the Moss Loan.

     1B.  Exercise Procedure.
          ------------------

          (i) This Warrant shall be deemed to have been exercised when all of the following items have been delivered to the Company (the "Exercise Time"):

               (a) a completed Exercise Agreement, as described in paragraph 1C below, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "Purchaser");

               (b)  this Warrant;

               (c) if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth in Exhibit II
                                                                      ----------
     hereto evidencing the assignment of this Warrant to the Purchaser, in which case the Registered Holder shall have complied with the provision set forth in Section 5 hereof; and

               (d) the product of the Exercise Price (as such term is defined in the first sentence of Section 2) multiplied by the number of shares of Common Stock being purchased upon such exercise (the "Aggregate Exercise Price") payable, at the option of the Purchaser, by either (A) a certified or official bank check payable to the Company in an amount equal to the Aggregate Exercise Price, or (B) if, and only if, the Purchaser is the payee under the Loan Agreement, crediting certain principal payments due under the Loan Agreement (in the inverse order of maturity) in an amount equal to the Aggregate Exercise Price.

          (ii) Certificates for shares of Common Stock purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser within five business days after the date of the Exercise Time together with any cash payable in lieu of a fraction of a share pursuant to Section 12 hereof. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such five-day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

          (iii) The Common Stock issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the record holder of such Common Stock at the Exercise Time.

          (iv) The issuance of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock; provided, however, that the Company shall not be
                        --------  -------
required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance of any Warrants or any certificates for shares of Common Stock in a name other than that of a Registered Holder, and the Company shall not be required to issue or deliver such Warrant or certificate for shares of Common Stock unless and until the Person requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

          (v) The Company shall not close its books against the transfer of this Warrant or of any share of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company shall from time to time take all such action as may be necessary to assure that the par value per share of the unissued Common Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect.

          (vi) The Company shall assist and cooperate with the Registered Holder or any Purchaser required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant. Until all requisite government approvals are received (including, without limitation, any approvals required under the Bank Holding Company Act of 1956, as amended), this Warrant shall be exercisable only to the extent that governmental approvals are not required.

          (vii) Notwithstanding any other provision hereof, the exercise of any portion of this Warrant may be made on a conditional basis, and such exercise shall not be deemed to be effective until the condition has been met.

          (viii) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of issuance upon the exercise of this Warrant, the aggregate number of shares of Common Stock issuable upon the exercise of this Warrant. All shares of Common Stock which are so issuable shall, when issued and upon the payment of the Exercise Price therefor, be duly and validly issued, fully paid and nonassessable and free from all taxes (subject to the provisions of paragraph 1B(iv)), liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company will use its best efforts to cause the shares of Common Stock issuable upon exercise of this Warrant, immediately upon such exercise, to be listed on any domestic securities exchange upon which shares of such class of Common Stock are listed at the time of issuance.

     1C.  Exercise Agreement.  Upon any exercise of this Warrant, the Exercise
          ------------------
Agreement shall be substantially in the form set forth in Exhibit I hereto,
                                                          ---------
except that if the shares of Common Stock are not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement shall also state the name of the Person to whom the certificates for the shares of Common Stock are to be issued and if less than all of the number of shares of Common Stock purchasable hereunder are to be so purchased, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered. Such Exercise Agreement shall be dated the actual date of execution thereof.

     1D.  Condition to Exercise of Warrant.  Hibernia may exercise the Warrant
          --------------------------------
only to the extent that Hibernia does not own, after such exercise, more than 4.9% of the total voting power of all outstanding voting securities of the Company; provided, however, that this restriction will lapse at such time as Hibernia transfers the Warrant to a Small Business Investment Company owned by Hibernia.

     Section 2.  Adjustment of Exercise Price and Number of Shares.  In order to
                 -------------------------------------------------
prevent dilution of the rights granted under this Warrant, the Initial Exercise Price shall be subject to adjustment from time to time as provided in this
Section 2 (such price or such price as last adjusted pursuant to the terms hereof, as the case may be, is herein called the "Exercise Price"), and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 2.

     2A.  Adjustment of Exercise Price if Common Stock is Issued Below Exercise
          ---------------------------------------------------------------------
Price.  If and whenever on or after the Date of Issuance of this Warrant, the
-----
Company issues or sells, or in accordance with paragraph 2C is deemed to have issued or sold, any shares of Common Stock (other than pursuant to a Permitted Issuance) for a consideration per share less than the Exercise Price, then immediately upon such issue or sale the Exercise Price shall be reduced to equal the amount of such consideration per share.

     2B.  Adjustment of Exercise Price if Common Stock is Issued Below Market
          -------------------------------------------------------------------
Value.  If and whenever on or after the Date of Issuance of this Warrant, the
-----
Company issues or sells, or in accordance with paragraph 2C is deemed to have issued or sold, any shares of Common Stock (other than pursuant to a Permitted Issuance) for a consideration per share less than the Market Price then in effect (but greater than the Exercise Price), then immediately upon such issue or sale the Exercise Price shall be reduced to equal the amount determined by multiplying the Exercise Price in effect immediately prior to such issue or sale by a fraction, the numerator of which will be the sum of (x) the number of shares of Common Stock Deemed Outstanding immediately prior to such issuance or sale multiplied by the Market Value per share of Common Stock determined as of the date of such issuance or sale (but without giving effect to such issuance or sale), plus (y) the consideration, if any, received by the Company upon such issuance or sale, and the denominator of which will be the product derived by multiplying such

Market Value per share of Common Stock by the number of shares of Common stock Deemed Outstanding immediately after such issuance or sale. If the holder of this Warrant does not exercise preemptive rights in connection with such issuance, then, in addition to the foregoing adjustment to the Exercise Price, the number of shares of Common Stock acquirable upon exercise of this Warrant shall be adjusted to the number of shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. For purposes of this Section 2, the calculation of the number of shares of Common Stock Deemed Outstanding shall exclude the shares of Common Stock issuable upon exercise of this Warrant.

     2C.  Effect on Exercise Price of Certain Events.  For purposes of
          ------------------------------------------
determining the adjusted Exercise Price under paragraphs 2A and 2B, the following shall be applicable:

          (i)  Issuance of Rights or Options.  If the Company in any manner
               -----------------------------
grants any rights, options or warrants to subscribe for or to purchase Common Stock or any evidences of indebtedness, stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Market Price, or less than the Exercise Price then in effect, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share, unless the issuance of such shares of Common Stock upon such exercise, conversion or exchange constitutes a Permitted Issuance. For purposes of this paragraph, the "price per share for which Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities" is determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

          (ii)  Issuance of Convertible Securities.  If the Company in any
                ----------------------------------
manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Market Price or the Exercise Price then in effect, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share, unless the issuance of such shares of Common Stock upon such exercise, conversion or exchange constitutes a Permitted Issuance. For the purposes of this paragraph, the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing (A) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Exercise Price had been or are to be made pursuant to other provisions of this paragraph 2C, no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

          (iii)  Change in Option Price or Conversion Rate.  If (A) the purchase
                 -----------------------------------------
price provided for in any Options, (B) the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or
(C) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock shall change at any time, the Exercise Price in effect at the time of such change shall be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of shares of Common Stock shall be correspondingly readjusted; provided that if such adjustment would result in an increase of the Exercise Price then in effect, such adjustment shall not be effective until 30 days after written notice thereof has been given by the Company to the Registered Holder.

          (iv)  Treatment of Expired Options and Unexercised Convertible
                --------------------------------------------------------
Securities.  Upon the expiration of any Option or the termination of any right
----------
to convert or exchange any Convertible Securities without the exercise of such Option or right, the Exercise Price then in effect and the number of shares of Common Stock acquirable hereunder shall be adjusted to the Exercise Price and the number of shares which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities never been issued.

          (v)  Calculation of Consideration Received.  If any Common Stock,
               -------------------------------------
Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the Market Price thereof as of the date of receipt. In case any Common Stock, Options or

Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities shall be determined jointly by the Company and the Registered Holders of Warrants representing a majority of the shares of Common Stock obtainable upon exercise of such Warrants. If such parties are unable to reach agreement within a reasonable period of time, the value of such consideration shall be determined by an appraiser jointly selected by the Company and the Registered Holders of Warrants representing a majority of the shares of Common Stock obtainable upon exercise of such Warrants. The determination of such appraiser shall be final and binding on the Company and the registered Holder, and the fees and expenses of such appraiser shall be paid by the Company.

          (vi)  Integrated Transactions.  In case any Option is issued in
                -----------------------
connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options shall be deemed to have been issued for such consideration as shall have been determined jointly by the Company and the Registered Holders of Warrants representing a majority of the shares of Common Stock obtainable upon exercise of such Warrants. If such parties are unable to reach agreement within a reasonable period of time, the value of such consideration shall be determined by an appraiser jointly selected by the Company and the Registered Holders of Warrants representing a majority of the shares of Common Stock obtainable upon exercise of such Warrants. The determination of such appraiser shall be final and binding on the Company and the registered Holder, and the fees and expenses of such appraiser shall be paid by the Company.

          (vii)  Treasury Shares.  The number of shares of Common Stock
                 ---------------
outstanding at any given time does not include shares owned or held by or for the account of the Company or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

          (viii)  Record Date.  If the Company takes a record of the holders of
                  -----------
Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

     2D.  Subdivision or Combination of Common Stock.  If the Company at any
          ------------------------------------------
time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares or pays a dividend or makes a distribution to holders of its Common Stock of shares of Common Stock, the

Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a small number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be proportionately decreased.

     2E.  Reorganization, Reclassification, Consolidation, Merger or Sale.  Any
          ---------------------------------------------------------------
recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as a "Company Sale." Prior to the consummation of any Company Sale, the Company shall make appropriate provision (in form and substance satisfactory to the Registered Holders of the Warrants representing a majority of the Common Stock obtainable upon exercise of all Warrants then outstanding) to insure that each of the Registered Holders of the Warrants shall thereafter have the right to acquire and receive in lieu of or addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such holder's Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of such holder's Warrant had such Company Sale not taken place. In any such case, the Company shall make appropriate provision (in form and substance satisfactory to the Registered Holders of the Warrants representing a majority of the Common Stock obtainable upon exercise of all Warrants then outstanding) with respect to such holders' rights and interest to insure that the provisions of this Section 2 and Section 3 hereof shall thereafter be applicable to the Warrants (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Exercise Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Common Stock acquirable and receivable upon exercise of the Warrants, if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger or sale). The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from a consolidation or merger or the corporation purchasing such assets assumes by written instrument (in form and substance satisfactory to the Registered Holders of Warrants representing a majority of the Common Stock obtainable upon exercise of all of the Warrants then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

     2F.  Certain Events.  If any event occurs of the type contemplated by the
          --------------
provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features but excluding any Permitted Issuance), then the Company's board of directors shall make an appropriate adjustment in the Exercise Price and the number of shares of Common Stock obtainable upon exercise of this Warranty so as to protect the rights of the holders of the Warrants; provided that no such adjustment shall increase the Exercise Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 2.

     2G.  Notices.
          -------

          (i) Immediately upon adjustment of the Exercise Price, the Company shall give written notice thereof to the Registered Holders, setting forth in reasonable detail and certifying the calculation of such adjustment.

          (ii) The Company shall give written notice to the Registered Holders at least 30 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Company Sale, dissolution or liquidation.

          (iii) The Company shall also give written notice to the Registered Holders at least 30 days prior to the date on which any Company Sale, dissolution or liquidation shall take place.

          2H.  Liquidating Dividends.  If the Company declares or pays a
               ---------------------
dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Company shall, at least thirty (30) days prior to the record date established for such Liquidating Dividend, give notice to the Registered Holders of this Warrant, which notice shall specify the occurrence and the amount of the Liquidating Dividend per share, the type of securities and other property to be included in such Liquidating Dividend and the record and payment dates for such Liquidating Dividend.

     Section 3.  Definitions.  The following terms have the meanings set forth
                 -----------
below:

     "Affiliate", as applied to any Person, means (a) any other Person directly
      ---------
or indirectly controlling, controlled by or under common control with, that Person, (b) any other Person that owns or controls (i) 5% or more of any class of equity securities of that Person or any of its Affiliates or (ii) 5% or more of any class of equity securities (including any equity securities issuable upon the exercise of any option or convertible security) of that Person or any of its Affiliates, or (c) any director, partner, officer, agent, employee or relative of such Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise.

     "Common Stock" means the Company's Common Stock and any capital stock of
      ------------
any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company; provided that if there is a change such that the securities issuable upon exercise of the Warrants are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the term "Common Stock" shall mean one share of the security issuable upon exercise of the Warrants if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

     "Common Stock Deemed Outstanding" means, at any given time, the number of
      -------------------------------
shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Section 2 hereof.

     "Market Price" means as to any security the average of the closing prices
      ------------
of such security's sales on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted Stock Market as of 4:00 P.M., New York time, on such day, or, if on any day such security is not traded on the Stock Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day; provided that if such security is listed on any domestic securities exchange the term "business days" as used in this sentence means business days on which such exchange is open for trading.
If at any time such security is not listed on any domestic securities exchange or traded on the Stock Market or the domestic over-the-counter market, the "Market Price" shall be the fair value thereof as determined jointly by the Company and the Registered Holders of Warrants representing a majority of the shares of Common Stock obtainable upon exercise of such Warrants. If such parties are unable to reach agreement within a reasonable period of time, the value of such consideration shall be determined by an appraiser jointly selected by the Company and the Registered Holders of Warrants representing a majority of the shares of Common Stock obtainable upon exercise of such Warrants. The determination of such appraiser shall be final and binding on the Company and the registered Holder, and the fees and expenses of such appraiser shall be paid by the Company. The value of such consideration shall be determined without giving effect to any discount for minority interest, any restrictions on transferability or any lack of liquidity of the Common Stock or to the fact that the Company has no class of equity registered under the Securities Exchange Act of 1934.

     "Permitted Issuance" means the issuance by the Company of shares of Common
      ------------------
Stock (a) on or prior to the Date of Issuance of this Warrant; (b) upon exercise of this Warrant; (c) upon the conversion or exchange of any shares of any class of Common Stock into a different class of Common Stock; and (d) in connection with any dividend or distribution to the holders of Common Stock.

     "Person" means an individual, a partnership, a joint venture, a
      ------
corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

     "Registered Holders" means, collectively, the Registered Holder specified
      ------------------
in the first paragraph of this Warrant and each holder of a Warrant, if any, registered as such on the books of the Company in accordance with the provision of Section 11 hereof.

     "Restricted Common Stock" means shares of Common Stock which are, or which
      -----------------------
upon their issuance on the exercise of this Warrant would be, evidenced by a certificate bearing one or more legends referred to in Section 3 hereof.

     Section 4.  No Voting Rights; Limitations of Liability.  This Warrant shall
                 ------------------------------------------
not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Common Stock, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability or such holder for the Exercise Price of Common Stock acquirable by exercise hereof or as a stockholder of the Company.

     Section 5.  Restrictions.  Subject to the provisions of this Section 5,
                 ------------
this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder (subject to the provisions of paragraph 1B(iv) hereof), upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal office of the
                           ----------
Company. The Registered Holder agrees that it will not sell, transfer or otherwise dispose of this Warrant or any shares of Common Stock purchased upon exercise of this Warrant, in whole or in part, except pursuant to an effective registration statement under the Securities Act of 1933 or an exemption from registration thereunder. The Company shall cooperate with Hibernia in providing information and executing forms reasonably required by Hibernia to assign this Warrant to a qualified and licensed small business investment company owned by Hibernia.

     Section 6.  Warrant Exchangeable for Different Denominations.  This Warrant
                 ------------------------------------------------
is exchangeable upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant shall be deemed to be the "Date of Issuance" hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein as the "Warrants."

     Section 7.  Replacement.  Upon receipt of evidence reasonable satisfactory
                 -----------
to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory) or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

     Section 8.  Notices.  Except as otherwise expressly provided herein, all
                 -------
notices and deliveries referred to in this Warrant shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or sent via a nationally recognized overnight courier service and shall be deemed to have been given when so delivered, deposited in the U.S. Mail or sent (i) to the Company, at its principal executive offices and (ii) to the Registered Holder of this Warrant, at such holder's address as it appears in the records of the Company (unless otherwise indicated by any such holder).

     Section 9.  Amendment and Waiver.  Except as otherwise provided herein, the
                 --------------------
provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holders of Warrants representing a majority of the shares of Common Stock obtainable upon exercise of the Warrants; provided that no such action may change the Exercise Price of the Warrants or the number of shares or class of stock obtainable upon exercise of the Warrants without the written consent of the Registered Holders of Warrants representing at least 75% of the shares of Common Stock obtainable upon exercise of the Warrants.

     Section 10.  Descriptive Headings; Governing Law.  The descriptive headings
                  -----------------------------------
of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be governed and construed in accordance with the laws of the state of Texas applicable to a contract executed and performed in such state without giving effect to the conflicts of laws principles thereof.

     Section 11.  Warrant Register.  The Company shall maintain at its principal
                  ----------------
executive offices books for the registration and, subject to the provisions of
Section 5 hereof, the registration of transfer of this Warrant. The Company may deem and treat the Registered Holder as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes and shall not be affected by any notice to the contrary.

     Section 12.  Fractions of Shares.  The Company may, but shall not be
                  -------------------
required to, issue a fraction of a share of Common Stock upon the exercise of this Warrant in whole or in part. As to any fraction of a share which the Company elects not to issue, the Company shall make a cash payment in respect of such fraction in an amount equal to the same fraction of the Market Price on the date of such exercise.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated the Date of Issuance hereof.

                                    DIVERSIFIED SPECIALISTS, INC.


                                    By /s/ M.D. Davis
                                      ------------------------------
                                     Name: M.D. Davis
                                     Title: CEO

Attest:



/s/ Thomas V. Yarnell
-----------------------------
Name: Thomas V. Yarnell
Title: Secretary

                                                                       EXHIBIT I


                               EXERCISE AGREEMENT
                               ------------------


To:          Dated:

          The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. _________), hereby agrees to subscribe for the purchase of _________ shares of Common Stock covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant. Please issue a certificate for such shares of Common Stock in the name of, and pay any cash in lieu of fractional shares to:

                    Name________________________________

                    Signature___________________________

                    Address_____________________________

                    NOTE: The name should correspond exactly with the name on the face of the Warrant or the name of the assignee appearing in the accompanying assignment form.

If such number of shares of Common Stock is not all of the shares purchasable under the attached Warrant, a new Warrant is to be issued in the name appearing above covering the balance of the shares purchasable thereunder, less any fraction of a share paid in cash.

                                                                      EXHIBIT II


                                   ASSIGNMENT
                                   ----------


          FOR VALUE RECEIVED, _________________________________ hereby sells, assigns and transfers all the rights of the undersigned under the attached Warrant (Certificate No. _____) with respect to the number of shares of the Common Stock covered thereby set forth below, unto:


Names of Assignees    Address        No. of Shares
------------------    -------        -------------



and hereby irrevocably constitutes and appoints ______________________ as agent and attorney-in-fact to transfer said Warrant on the books of the within named corporation, with full power of substitution in the premises.


Dated:                        Signature  ___________________________

                                         ___________________________

                              Witness    ___________________________

                              NOTE: The above signature must correspond exactly with the name on the face of the attached Warrant.